Exhibit 10.7

Strategic Cooperation Agreement

Party A: Beijing Tongzhilian Cultural Development Co., Ltd

Address: Room 38-163, 1/F, Building 38, 14 Jiangtai Road, Jiuxianqiao, Chaoyang District, Beijing, China

Party B: LKK Design Co., Ltd.

Address: LKK, 16/F, Block 3, Chengying Center, Laiguangying, Wangjing, Chaoyang District, Beijing, China

Phone: 13522897720

Contact Person: Wang Yanni

Signed on: November 14, 2023

Signed at: Beijing

Strategic Cooperation Agreement

Party A and Party B, based on the principles of equality and mutual benefit, complementary advantages, and win-win cooperation, plan to establish a long-term and comprehensive strategic partnership from the perspective of the long-term development strategies of both parties, achieve resource sharing and common development, and lay a solid foundation for cooperation in other projects in the future. Through amicable negotiations, both parties have reached the following consensus, and decided to work together and jointly carry out cooperation on the “Tongzhilian Cultural and Creative Development Project”. Both parties, with excellent business concepts and professionalism, are committed to a deep strategic cooperation based on the principles of “mutual benefit, stability, permanence, efficiency, and high quality”.

I. Purpose of Cooperation

1.	Both parties have a good brand image, customer resources, product channels, market and project platforms, and have strong complementarity and compatibility. In the cooperation, both parties establish a close, long-term and harmonious strategic partnership, fully leverage each other’s advantages, cooperate strongly in multiple projects such as market marketing and industrial promotion, realize resource sharing, and jointly promote the extension and development of products and services of both parties.

2.	Both parties fully leverage the advantages of both parties, improve competitiveness, and jointly promote market deepening and exploration.

3.	This Agreement is a strategic cooperation agreement, which shall serve as the guiding document for the long-term cooperation of both parties, and also the basis for both parties to sign related contracts.

II. Strategic Partnership and Cooperation Methods

1.	Both parties maintain an equal and mutually beneficial relationship in cooperation.

2.	Both parties shall establish their own teams, and incorporate each other’s advantageous projects into their own business projects. Both parties shall bear a strict confidentiality obligation.

3.	Both parties shall use unified resource integration advantages to connect relevant resources. This includes a series of market operation activities such as pre-project demand analysis and program formulation until project delivery.

4.	The cooperation methods and operating methods that both parties can adopt in cooperation shall be separately negotiated and signed in specific project cooperation agreements based on specific projects.

III. Rights and Obligations

Both parties shall recognize each other as deep strategic partners.

1.	Both parties shall undertake to manage and execute the entire project in good faith and in accordance with applicable laws and regulations, and voluntarily assume all relevant consequences arising from the execution and management of the project.

2.	The cooperation between both parties is equal and voluntary, and the strategic partnership is reflected in the scope and methods that both parties recognize.

3.	During the period of this Agreement, both parties shall be entitled to supervise the legitimacy and compliance of cooperation behavior, make reasonable suggestions, and jointly improve and promote the smooth progress of the project.

4.	Neither party shall engage in any activities that violate national laws and regulations or damage the other party’s brand or image in the name of the other party’s organization or project. Otherwise, the other party shall be entitled to terminate this Agreement. The party suffering economic losses shall be entitled to demand compensation from the party causing the losses.

5.	The strategic partnership between both parties under in this Agreement is not exclusive, and both parties shall be entitled to establish partnerships with other partners.

6.	This Agreement shall be governed by the laws of the People’s Republic of China. If any disputes arise between both parties, they may file a lawsuit with the People’s Court of Chaoyang District, Beijing.

IV. Confidentiality and Miscellaneous

1.	Either party shall strictly keep confidential all business secrets of the other party that it knows through work contact and through other channels, and shall not disclose them to third parties without the consent of the other party.

2.	Except for the work required by this Agreement, without the prior consent of the other party, either party shall not use, copy or duplicate the other party’s documents, business information and other information.

3.	The period of this Agreement shall be from December 1, 2023 to December 1, 2026, which is the execution period agreed upon by both parties for the cooperation plan in this Agreement.

This Agreement shall be made in duplicate (2), with each party holding one (1) copy, respectively. This Agreement is a strategic cooperation agreement, and the specific matters in project cooperation need to be further clarified in specific project cooperation agreements.

When this Agreement expires, both parties shall give priority to considering renewing the cooperation with each other.

For matters not covered herein, supplementary agreements may be signed separately.

Party A:	Party B:

Seal:	Seal:
Date:	Date:

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